UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2023

Via Renewables, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100

Houston, Texas 77079

(Address of Principal Executive Offices)

(Zip Code)

(713) 600-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	VIA	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	VIASP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in each of Items 5.03, 5.07 and 8.01 of this report is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On March 20, 2023, Via Renewables, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) at which the Company’s shareholders approved an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding (i) Class A common stock, par value $0.01 per share (the “Class A common stock”), at a ratio between 1 for 2 to 1 for 5 and (ii) Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), at a ratio between 1 for 2 to 1 for 5, such ratios to be determined by the Chief Executive Officer or the Chief Financial Officer of the Company, or to determine not to proceed with the reverse stock split, without further approval or authorization of the Company’s shareholders, during a period of time not to exceed the one-year anniversary of the date on which the reverse stock split is approved by the Company’s shareholders at the Special Meeting (the “Reverse Stock Split”).

On March 20, 2023, the Company filed with the Delaware Secretary of State the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split at a ratio of 1 for 5 for each share of Common Stock effective as of March 21, 2023 at 5:30 PM ET. Other than the Reverse Stock Split, no changes were made to the Company’s Amended and Restated Certificate of Incorporation.

As a result of the Reverse Stock Split, every 5 shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up the next whole number. The number of authorized shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation as amended by the Certificate of Amendment, will remain unchanged at 120,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock.

Proportionate adjustments will be made, as necessary, to the outstanding equity awards granted by the Company, and, if necessary, the number of shares reserved for issuance under the Company’s Second Amended and Restated Long Term Incentive Plan will be proportionately reduced in accordance with the terms of such plan.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 27, 2023. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on March 20, 2023. A total of 31,880,163 shares of the Class A common stock and Class B common stock representing 88.9% of the total shares of Common Stock outstanding and eligible to vote as of the record date, were represented in person or by valid proxies at the Special Meeting. The percentage constituted a quorum. The final results at the Special Meeting were as follows:

Proposal 1: The Reverse Stock Split was approved by the votes set forth in the table below:

For	Against	Abstain
27,416,243	4,320,584	143,336

2

Item 8.01.  Other Events.

The Company issued a press release on March 20, 2023 announcing that it would consummate the Reverse Stock Split and the corresponding change of the CUSIP number for its Class A common stock, as described below. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the Reverse Stock Split, the CUSIP number for the Company’s Class A common stock will change. At the beginning of trading on March 22, 2023 or as soon thereafter as practicable, the Company’s Class A common stock is expected to begin trading on a reverse stock split-adjusted basis on the NASDAQ Global Select Market under the CUSIP number 92556D304. The trading symbol for the Class A common stock will remain “VIA.”

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.
99.1	Press Release of Via Renewables, Inc. dated March 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.
99.1	Press Release of Via Renewables, Inc. dated March 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2023

Via Renewables, Inc.

By:	/s/ Mike Barajas
Name:	Mike Barajas
Title:	Chief Financial Officer

4